EXHIBIT - 3 i

Filed with the Department of State on March 13, 1997

William J. Bridge
____________________________
Clerk Of The Commission, Commonwealth of Virginia


ARTICLES OF INCORPORATION-FOR PROFIT
OF

THE SCOTT JAMES FUND

A Business-Stock Corporation
ID:   0481215 - 2
DSN:  97-03-12-0051

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states at follows:

1. The name of the corporation is:  The Scott James Fund, Inc.

2. The number (and classes, if any) of shares the corporation is authorized to issue is (are): Number of shares authorized: 25,000 Class(es): Common

3.. The aggregate number of shares authorized is: 25,000.

5. The name and address of the incorporator is:

       Scott S. James    7501 Parkwood Court     Falls Church, VA  22042

6. The specified effective date is: March 11, 1997.

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorporation this 11th day of March, 1997.


                                                      Scott S. James


                                                    _________________
                                                         Signature




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